Exhibit 99.1

Keating Capital Announces Distribution of $0.03 Per Share to Stockholders

Distribution Based on Net Realized Capital Gains from the Sale of Portfolio Company Investments

GREENWOOD VILLAGE, Colo.--(BUSINESS WIRE)--December 6, 2012--On December 6, 2012, the Board of Directors of Keating Capital, Inc. (Nasdaq: KIPO) (www.KeatingCapital.com) declared a cash distribution of $0.03 per share. The distribution is payable on December 26, 2012, to stockholders of record as of December 14, 2012 (the “Record Date”). The aggregate cash distribution of $282,203 will be payable on all shares of the Company’s common stock outstanding as of the Record Date and represents a distribution of the Company’s net realized capital gains for 2012.

The Company’s net realized capital gains for 2012 were comprised of realized gains of $403,631 from the Company’s disposition of 65,000 shares of Solazyme, Inc., reduced by realized losses of $121,428 from the disposition of the Company’s entire position of 160,000 shares of NeoPhotonics Corporation.

The Company’s dividend reinvestment plan ("DRIP") provides for reinvestment of dividends, unless stockholders have previously elected to receive cash. If you are a stockholder and your shares of the Company’s common stock are held through a brokerage firm or other financial intermediary and you wish to discuss your participation status in the DRIP, please contact your broker or other financial intermediary.

Timothy J. Keating, the CEO of Keating Capital, commented that “this is Keating Capital’s first distribution of net realized capital gains and a very important milestone in our short history. As of September 30, 2012, the weighted-average holding period for the overall portfolio was 10.6 months. With a target average holding period for each investment of three years, the portfolio is still young. This capital gain distribution from the first-of-its-kind fund evidences the type of capital appreciation that is potentially available from the step-up in valuation as companies transform from private to public status.”

About Keating Capital, Inc.

Keating Capital is a business development company that specializes in making pre-IPO investments in innovative, emerging growth companies that are committed to and capable of becoming public. We provide investors with the ability to participate in a unique fund that allows our stockholders to share in the potential value accretion that we believe typically occurs once a company transforms from private to public status. Keating Capital’s shares are listed on Nasdaq under the ticker symbol “KIPO.”

To be added to Keating Capital’s email distribution list to receive quarterly newsletters and other announcements, go to www.KeatingCapital.com/contact.

Forward-Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect Keating Capital’s current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in Keating Capital’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC. Please refer to Keating Capital’s SEC filings for a more detailed discussion of the risks and uncertainties associated with its business, including but not limited to the risks and uncertainties associated with investing in micro- and small-cap companies. Except as required by the federal securities laws, Keating Capital undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to Keating Capital’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

CONTACT:
Keating Capital, Inc.
Investor Relations Contact:
Margie L. Blackwell, 720-889-0133
Investor Relations Director
mb@keatinginvestments.com
or
JCPR, Inc.
Public Relations Contact:
Chris Moon, 973-850-7304
cmoon@jcprinc.com